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                                 EXHIBIT 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-6425, 33-14984, 33-33602, 33-42345,
33-69650, 33-58515, 33-64901, 333-15641, 333-39151, 333-43969, 333-46187, 333-
53793, 333-57381, 333-73159, 333-84095 and 333-33888), on Form S-3 (Registration
Nos. 333-45541, 333-59129, 333-65831, 333-75735, 333-75737, 333-83627, 333-88545
and 333-88733), and on Form S-4 (Registration No. 333-82695) of SunGard Data Systems Inc. of our report dated February 8, 2001 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


March 29, 2001